Exhibit 5.1

DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105-2933
March 25, 2026
QT Imaging Holdings, Inc.
3 Hamilton Landing, Suite 160
Novato, CA 94949

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-1, on Form S-3, of QT Imaging Holdings, Inc.
Ladies and Gentlemen:
We have acted as counsel to QT Imaging Holdings, Inc., a Delaware corporation (the “Company” and formerly known as GigCapital5, Inc. (“GigCapital5”)), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, on Form S-3 (the “Post-Effective Amendment”), which amends the Registration Statement on Form S-1 (Registration No. 333-278460) filed by the Company with the Commission on April 2, 2024 (as amended, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the issuance by the Company of up to 7,931,770 shares of common stock (the “Common Stock”), including (i) up to 7,666,767 shares of Common Stock (the “Public Warrant Shares”) that are issuable upon the exercise of 7,666,767 warrants (the “Public Warrants”) by the holders of such warrants and (ii) up to 265,003 shares of Common Stock (the “Private Warrant Shares”) that are issuable upon the exercise of 265,003 private placement warrants (the “Private Warrants”) by the holders of such warrants. The Company is also maintaining on the Post-Effective Amendment the registration of the resale by the selling securityholders named in the prospectus or their permitted transferees from time to time of 4,110,642 shares of Common Stock and warrants to purchase up to 296,458 shares of Common Stock, including (i) 2,208,120 outstanding shares of Common Stock (the “Sponsor Shares”) acquired by GigCapital5’s sponsor, GigAcquisitions5, LLC, a Delaware limited liability company (the “Sponsor”) (consisting of 1,911,666 founders shares of Common Stock, 265,000 shares of Common Stock acquired by the Sponsor in the private placement of units concurrently with the initial public offering of GigCapital5, and 31,455 shares of Common Stock issued to the Sponsor upon conversion of working capital loans made by the Sponsor to GigCapital5), (ii) 3,333 outstanding shares of Common Stock (the “Insider Shares”) issued to Interest Solutions, LLC as consideration for the provision of services to GigCapital5, (iii) 1,867,733 outstanding shares of Common Stock (the “Closing Shares”) issued to former holders of shares of common stock of QT Imaging, Inc. as merger consideration for such shares in connection with the Business Combination, (iv) 265,003 Private Warrants issued to the Sponsor as a part of the units in the private placement, (v) 31,455 other warrants issued to the Sponsor by GigCapital5 (the “Working Capital Warrants”) and (vi) up to 31,455 shares of Common Stock that are issuable upon the exercise of the Working Capital Warrants (the “Working Capital Warrant Shares”). The Sponsor Shares, Insider Shares, and Closing Shares are referred to as the “Shares.” The Public Warrant Shares, Private Warrant Shares, and Working Capital Warrant Shares are collectively referred to as the “Warrant Shares”. The Private Warrants and Working Capital Warrants are collectively referred to as the “Warrants”. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Post-Effective Amendment.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement (including the Post-Effective Amendment) or any prospectus included therein.
We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below, including (i) the Second Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Post-Effective Amendment; (iii) the Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the

Registration Statement; (iv) the Registration Statement; (v) the Post-Effective Amendment; (v) the Warrant Agreement between Continental Stock Transfer & Trust Company and the Company, filed as Exhibit 4.1 to the Post-Effective Amendment; (vi) resolutions adopted by the Board of Directors of the Company; and (vii) such other records, documents, and certificates as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. With respect to such examination, we have assumed, without independent investigation, (i) the genuineness of all signatures on all documents; (ii) that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any document on behalf of a party (other than the Company); (iv) the authenticity and completeness of all documents submitted to us as originals; (v) the completeness and conformity to the originals of all documents submitted to us as copies; (vi) that all public records reviewed or relied upon by us are authentic, accurate and complete; (vii) that all factual statements and information contained in any documents are true and complete; and (viii) that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares, Warrants, and Warrant Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Post-Effective Amendment. As to questions of fact material to this opinion letter, we have, to the extent deemed appropriate, relied upon certain certificates and representations of officers and employees of the Company.
Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Post-Effective Amendment becomes effective under the Securities Act:
1.The Warrant Shares are duly authorized, and when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.
2.The Shares are duly authorized, validly issued, fully paid and non-assessable.
3.The Warrants constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
This opinion letter is for your benefit in connection with the Post-Effective Amendment and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.
The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing) and, as to the Warrants constituting legally binding obligations of the Company, to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Post-Effective Amendment, and we assume no obligation to revise or supplement this opinion letter after the effective date of the Post-Effective Amendment should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof. No opinion is expressed herein with respect to the qualification of the shares and warrants under the securities or blue-sky laws of any state or any foreign jurisdiction. The opinions expressed herein are limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.
We hereby consent to the filing of this opinion letter as exhibit 5.1 to the Post-Effective Amendment, to the use of our name as your counsel, and to all references made to us in the Registration Statement (including the Post-Effective Amendment). In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder (including Item 509 of Regulation S-K).
Very truly yours,
/s/ DLA Piper LLP (US)
DLA PIPER LLP (US)